EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-152448, effective July 22, 2008) of Vanguard Natural Resources, LLC of our report dated April 20, 2007, related to the consolidated financial statements of Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC) as of and for the year ended December 31, 2006, which appears in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ UHY LLP
Houston, Texas

February 4, 2010